No. 333-
                           --------------------------
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                          ----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933


                           VIDEO SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)
                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)



                                   13-3735647
                                (I.R.S. Employer
                             Identification Number)
                          -----------------------------

                               240 Pegasus Avenue
                           Northvale, New Jersey 07647
                                 (201) 767-1000

                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

            Video Services Corporation 1997 Long Term Incentive Plan


        Video Services Corporation 1999 Non-Employee Director Stock Plan


                            (Full title of the plan)


                               Louis H. Siracusano
                           Video Services Corporation
                               240 Pegasus Avenue
                           Northvale, New Jersey 07647
                                 (201) 767-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          -----------------------------
                                    Copy to:
                                Javier Hernandez
                       Gordon Altman Weitzen Shalov & Wein
                              114 West 47th Street
                            New York, New York 10036
                                 (212) 626-0858
                          -----------------------------


                         Calculation of Registration Fee




Title of securities    Amount to be   Proposed maximum offering  Proposed maximum aggregate     Amount of
to be registered       registered     price per share(1)         offering price(1)              registration fee
Common Stock, $.01
par value . . . . .    855,000(2)          $3.11                      $2,659,050                  $739.22
==================== ============== ==========================   ==========================  ===================




(1) Estimated solely for the purposes of calculating the registration fee and based (a) pursuant to Rule 457(h), as to the 478,000 shares purchasable upon exercise of outstanding options under the 1997 Plan, upon the average price at which such options may be exercised, (b) as to the 22,000 shares granted under the Director Stock Plan, upon the market value of the Registrant's Common Stock at the time of grant, and (c) pursuant to Rule 457(c), as to the remaining 355,000 shares reserved for issuance under the Plans, upon the average of the high and low prices for the Registrant's Common Stock as quoted on the American Stock Exchange on July 23, 1999.

(2) Pursuant to Rule 416(c), there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plans.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.    PLAN INFORMATION

         In accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.


ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         In accordance with Rule 428 under the Act and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

       Video Services Corporation, a Delaware corporation formerly known as International Post Limited (the "Company" or Registrant"), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Incorporated by reference in this Registration Statement are the following documents on file with the Commission:

       1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed pursuant to Section 13(a) of the Exchange Act.

       2. The Company's Annual Report on Form 10K/A for the fiscal year ended June 30, 1998, filed pursuant to Section 13(a) of the Exchange Act.

       3. The Company's Quarterly Report on Form 10-Q for each of the quarters ended September 30, 1998, December 31, 1998 and March 31, 1999, filed pursuant to Section 13(a) of the Exchange Act.

       4. The Company's Proxy Statement filed on November 17, 1998 for the annual meeting of stockholders held on December 18, 1998.

       5. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A of International Post Limited filed with the Commission under the Exchange Act (Registration No. 0-233-88), including any amendment or report filed for the purpose of updating such description.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall hereby be deemed to be incorporated in and to be a part of this Registration Statement by reference from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.    DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL


Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful, provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Article 8 of the Company's Certificate of Incorporation entitles officers and directors of the Company, their heirs, executors and administrators to indemnification to the fullest extent permitted by Section 145 of the Delaware Law, as the same may be supplemented from time to time.

Article 9 of the Company's Certificate of Incorporation, as amended, provides that no director shall have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision does not limit or eliminate the liability of any director (i) for breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law (involving certain unlawful dividends or stock purchases or redemptions), or (iv) for any transaction from which such director derived an improper personal benefit.

The Company  maintains a primary  directors  and officers  liability and company reimbursement insurance policy (the "Policy") which, among other things, provides for (i) payment on behalf of any of the Company's past, present or future directors or officers against Loss (as defined in the Policy) as a result of any Claim (as defined in the Policy) first made against the directors or officers of the Company for any error, misstatement, misleading statement, act, omission, neglect, or breach of duty committed or attempted, or allegedly committed or attempted (each a "Wrongful Act"), occurring after August 1, 1992, by one or more directors or officers of the Company, individually or collectively, in their respective capacities as such, or for any matter claimed against one or more directors or officers of the Company solely by reason of their status as such, except for such Loss paid by the Company to any director or officer of the Company as indemnification, and (ii) payment on behalf of the Company against Loss for which the Company is required or permitted to pay as indemnification to any director or officer of the Company as the result of any Claim first made against any director or officer of the Company for any Wrongful Act. The Policy does not cover Loss arising from any Claim made against the Company or its directors or officers stemming from, among other things, a Claim
(a) brought about or contributed to by the fraudulent, dishonest or criminal act or omission of a director or officer of the Company, provided that a judgment or other final adjudication adverse to such director or officer establishes that fraudulent, dishonest or criminal acts were committed by such director or officer, or (b) based upon or attributable to any of the directors or officers of the Company gaining in fact any personal profit or advantage to which they were not legally entitled.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.           EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit
Number                                      Description

4.1   Video Services Corporation 1997 Long Term Incentive Plan

4.2   Video Services Corporation 1999 Non-Employee Director Stock Plan

5     Opinion of Gordon Altman Weitzen Shalov & Wein

23.1 Consent of Gordon Altman Weitzen Shalov & Wein (included in Opinion filed as Exhibit 5)

23.2  Consent of  Ernst & Young LLP

24.1 Power of Attorney (included on the signature page of this Registration Statement)


ITEM 9.           UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)      to include any prospectus required by Section 10(a)
                           (3) of the Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(l)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northvale, State of New Jersey, on this 27th day of July, 1999.

                                    VIDEO SERVICES CORPORATION

                                    By: /s/  Louis H. Siracusano
                                             Louis H. Siracusano
                                             President & Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis H. Siracusano and Steven
G. Crane, and each of them, acting individually, as his attorney-in-fact, with full power of substitution, to sign for him and in any and all capacities any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming his signature as it may be signed by said attorney to any and all amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


 Name and Signature                   Title                               Date

 /s/ Louis H. Siracusano              President,                         July 27, 1999
-------------------------             Chief Executive Officer
Louis H. Siracusano                   and Director


 /s/ Steven G. Crane                  Vice President and                 July 27, 1999
-------------------------             Chief Financial Officer
Steven G. Crane

 /s/ Michael E. Fairbourne            Vice President -                   July 27, 1999
--------------------------            Administration
Michael E. Fairbourne                 (Principal Accounting Officer)


 /s/ Terrence A. Elkes                Chairman of the Board of           July 27, 1999
-------------------------             Directors
Terrence A. Elkes

 /s/ Robert H. Alter                  Director                           July 27, 1999
------------------------
Robert H. Alter

 /s/ Martin Irwin                     Director                           July 27, 1999
------------------------
Martin Irwin

 /s/ Frank Stillo                     Director                           July 27, 1999
-------------------------
Frank Stillo

 /s/ Raymond L. Steele                Director                           July 27, 1999
-------------------------
Raymond L. Steele


                           VIDEO SERVICES CORPORATION
                                    FORM S-8
                             REGISTRATION STATEMENT
                                  EXHIBIT INDEX

                                                                    Sequentially
                                                                        Numbered
                                                                    Exhibit Page

4.1       Video Services Corporation 1997 Long Term Incentive Plan

4.2       Video Services Corporation 1999 Non-Employee Director Stock Plan

5         Opinion of Gordon Altman Weitzen Shalov & Wein

23.1 Consent of Gordon Altman Weitzen Shalov & Wein (included in Opinion filed as Exhibit 5)

23.2      Consent of  Ernst & Young LLP

24.1      Power of Attorney (included on the signature page of this Registration
           Statement)